                                                                     EXHIBIT 2.2


                               SECURITY AGREEMENT
                               ------------------


     SECURITY AGREEMENT, dated as of November 21, 1997, among USTELECENTERS, INC., a Delaware corporation ("Borrower"), VIEW TECH, INC., a Delaware
                               --------
corporation ("Parent Company"), (both the Borrower and the Parent, a "Company,"
              ------ -------                                          -------
and collectively, the "Companies"), and Imperial Bank, as Agent for the Secured
                       ---------
Parties (as defined below) (in such capacity, "Agent") and as Issuer with
                                               -----
respect to Letters of Credit (in such capacity, "Issuer").
                                                 ------

                                    RECITALS
                                    --------

     Pursuant to the Credit Agreement, dated as of November 21, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Companies, the financial institutions
           ----------------
that are now, or hereafter become, parties thereto as banks ("Banks"), and
                                                              -----
Imperial Bank as Agent for the Banks and as Issuer with respect to Letters of Credit, the Banks have extended Commitments to make Loans to the Borrower.

     It is a condition precedent to the making of Loans that each of the Companies executes and delivers to the Agent a security agreement substantially in the form hereof.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  CERTAIN TERMS.  The following terms when used in this
                   -------------
Agreement, including the introductory paragraph and Recitals hereto, shall,
                                                    --------
except where the context otherwise requires, have the following meanings:

     "Accounts Receivable" means, in relation to each Company, such Company's
      -------------------
now owned and hereafter acquired rights to payment for the Sale of Inventory or rendition of services in the ordinary course of such Company's business, whether or not evidenced by an Instrument. The amount of any Accounts Receivable shall be determined in accordance with GAAP.

     "Agent" is defined in the introductory paragraph and in the first paragraph
      -----
of the Recitals hereto.
       --------

     "Agreement" means this Security Agreement.
      ---------

     "Banks" is defined in the introductory paragraph hereto.
      -----

     "Borrower" is defined in the introductory paragraph hereto.
      --------

     "Companies" is defined in the introductory paragraph hereto.
      ---------

     "Computer Hardware and Software Collateral" means, in relation to each
      -----------------------------------------
Company, all of the following Property of such Company, whether currently existing or hereafter arising or acquired:

          (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

          (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by such Company, whether or not intended or designed for use on the computers and electronic data processing hardware described in clause (a);
                  ----------

          (c) all firmware associated therewith;

          (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in clauses (a) through (c);
                           -----------         ---

          (e) all rights of such Company with respect to any of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing; and

          (f) all products and proceeds of any of the foregoing.

     "Contract Rights" is defined in clause (c) of Section 2.1.
      ---------------                ----------    -----------

     "Credit Agreement" is defined in the first paragraph of the Recitals
      ----------------                                           --------
hereto.

     "Equipment" is defined in clause (a) of Section 2.1.
      ---------                ----------    -----------

     "Intellectual Property Collateral" means, collectively, in relation to each
      --------------------------------
Company, all of such Company's Computer Hardware and Software Collateral, Patent Collateral, Trade Secrets Collateral and Trademark Collateral.

     "Inventory" is defined in clause (b) of Section 2.1.
      ---------                ----------    -----------

     "Issuer" is defined in the introductory paragraph and in the first
      ------
paragraph of the Recitals hereto.
                 --------

     "Obligations" is defined in the Credit Agreement.
      -----------

     "Parent Company" is defined in the introductory paragraph hereto.
      --------------

     "Patent Collateral" means, in relation to each Company, all of the
      ------ ----------
following Property of such Company, whether currently existing or hereafter arising or acquired:

               (i) all patents and applications for patents throughout the world, including each United States patent and patent application referred to in Item A of Attachment 2;
           ------    ------------

               (ii) all patent licenses and other agreements providing such Company with the right to use patented technology, including each patent license referred to in Item B of Attachment 2 ;
                            ------    ------------

               (iii) all reissues, divisions, continuations, extensions, renewals, continuations-in-part and reexaminations of any of the items described in the foregoing clauses (i) and (ii); and
                                -----------     ----

               (iv) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present, or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Attachment 2, and for breach or enforcement of any
                    ------    ------------
     patent or patent license or other agreement providing such Company with a right to use patented technology, including any patent license referred to in Item B of
                                                             ------
     Attachment 2, and all rights corresponding throughout the world.
     ------------

     "Related Contracts" is defined in clause (c) of Section 2.1.
      -----------------                ----------    -----------

     "Secured Parties" means, collectively, the Banks, the Issuer and the Agent.
      ---------------

     "Security Agreement Collateral" is defined in Section 2.1.
      -----------------------------                -----------

     "Trademark Collateral" means, in relation to each Company, all of the
      --------------------
following Property of such Company, whether currently existing or hereafter arising or acquired:

               (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (i) being collectively called "Trademarks"), all
               ----------                            ----------
          registrations and recordings thereof, and in connection therewith, all applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, including those registrations and applications for registration referred to in Item C of Attachment 2;
                                      ------    ------------

               (ii) all Trademark licenses and other agreements providing such Company with rights to use Trademarks, including each license referred to in Item D of Attachment 2;
                ------    ------------

               (iii) all reissues, extensions, or renewals of any of the items described in the foregoing clauses (i) and (ii);
                                     -----------     ----

               (iv) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (i) and (iii);
                                                        -----------     -----
          and

               (v) all proceeds of, and rights associated with, the foregoing, including any claim by such Company (and the right to sue thereunder) against third parties for past, present, or future infringement or dilution of any Trademark, Trademark registration, or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item
                                 -----

          C or Item D of Attachment 2, or for any injury to the goodwill
          -    ------    -------------
          associated with any Trademark, Trademark registration or Trademark license.

     "Trade Secrets Collateral" means, in relation to each Company, all common
      ------------------------
law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of such Company (all of the foregoing being collectively called "Trade Secrets"), whether or not such Trade Secrets have
                     -------------
been reduced to a writing or other tangible form, and whether currently existing or hereafter arising or acquired, including all documents and things embodying, incorporating or referring in any way to such Trade Secrets, all Trade Secret licenses, including each Trade Secret license referred to in Item E of
                                                             ------
Attachment 2, and including the right to sue for and to enjoin and to collect
------------
damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

     "U.C.C." means the Uniform Commercial Code as in effect in the relevant
      ------
jurisdiction.

     SECTION 1.2.  CREDIT AGREEMENT DEFINITIONS.  Unless otherwise defined
                   ----------------------------
herein or the context otherwise requires, terms used in this Agreement, including the introductory paragraph and Recitals hereto, that are defined in
                                         --------
the Credit Agreement have the meanings given to such terms in the Credit Agreement.

     SECTION 1.3.  U.C.C. DEFINITIONS.  Unless otherwise defined herein or the
                   ------------------
context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including the introductory paragraph and Recitals
                                                                     --------
hereto, with such meanings.

     SECTION 1.4.  GENERAL PROVISIONS RELATING TO DEFINITIONS.  Terms for which
                   ------------------------------------------
meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument in this Agreement refer to such Instrument as originally executed or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time of reference thereto.

                                   ARTICLE II

                               SECURITY INTEREST
                               -----------------

     SECTION 2.1.  GRANT OF SECURITY INTEREST.  Each of the Companies hereby
                   --------------------------
pledges and assigns to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of a continuing security interest in and to, all of its right, title and interest in and to all of the following Property, wherever located, whether now owned or hereafter acquired or existing (all of such Property being collectively called the "Security Agreement
                                                     ------------------
Collateral"):
----------

          (a) all of such Company's equipment in all of its forms, and all substitutions therefor, replacements thereof and additions thereto and all attachments, components, parts, and accessories installed thereon or affixed thereto, including all telephone and other telecommunications equipment, and all photoduplicating and photocopying equipment (any and all of the foregoing being collectively called the "Equipment");
                                                     ---------

          (b) all of such Company's Inventory in all of its forms, including

               (i) all inventory, merchandise, goods and other personal Property which are held for sale or lease by such Company, all raw materials, work in process, unfinished and finished goods with respect thereto, and all materials used or consumed in the manufacture or production thereof;

               (ii) all goods in which such Company has an interest in mass or a joint or other interest or right of any kind (including goods in which such Company has an interest or right as consignee); and

               (iii) all goods which are returned to or repossessed by such Company;

     together with, in each case, all accessions thereto and products and proceeds thereof and documents therefor (any and all such inventory, accessions, products, proceeds and documents being collectively called the "Inventory");
      ---------

          (c) all Accounts Receivable, contracts, contract rights, chattel paper, documents, copyrights, instruments, general intangibles, and other obligations and rights of such Company of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services by such Company, including all of the following:

               (i)  all of such Company's Intellectual Property Collateral;

               (ii) all rights and remedies in and to all Security Instruments, leases, and other Instruments securing or otherwise relating to any such accounts, accounts receivable, contracts, contract rights, chattel paper, documents, copyrights, instruments, general intangibles, or other obligations; and

               (iii) all Instruments evidencing any of the foregoing Accounts Receivable, contracts, contract rights, chattel paper, documents, copyrights, instruments, general intangibles, or other obligations (all such Instruments being collectively called the "Related
                                                               -------
          Contracts");

     (any and all such accounts, accounts receivable, contracts, contract rights, chattel paper, documents, copyrights, instruments, general intangibles, Related Contracts, other obligations, and other Property being the "Contract Rights");
          ---------------

          (d) all claims, demands, judgments, rights, choices in action, equities, credits, bank accounts, cash on hand and in banks, securities, bonds, shares of Capital Stock and other Securities of every description, investments, partnership interests, insurance policies, including the cash surrender value thereof and all proceeds thereof, and all federal, state and local tax refunds and/or abatements to which such Company is or may from time to time become entitled, no matter how or when arising, including, but not limited to, any loss carryback tax refunds;

          (e) all other Property of such Company of every kind and description (including all rights, permits and licenses of every kind and description), including fixtures;

          (f) any ownership or other beneficial interest in any joint venture or similar Person;

          (g) all books, records, writings, data bases, information and other Property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing Security Agreement Collateral; and

          (h) all products, offspring, rents, issues, profits, returns, income and proceeds of or rights with respect to any and all of the foregoing Security Agreement Collateral, including proceeds which constitute Property of the types described in clauses (a) through (g) and, to the extent not
                               -----------          -
     otherwise included, all payments under any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Security Agreement Collateral.

Notwithstanding the foregoing, the term "Security Agreement Collateral" shall
                                         -----------------------------
not include:

               (i) any governmental license or permit to the extent that such license or permit prohibits a grant of a security interest hereunder, unless any required consents shall be obtained or such provision shall be or shall have been rendered ineffective by reason of Applicable Law, any proceeding or otherwise; and

               (ii) any license or contract of any kind existing as of the date hereof that has valid and enforceable provisions for termination upon the grant of a security interest thereunder, unless any required consents shall be obtained or such provision shall be or shall have been rendered ineffective by reason of Applicable Law, any proceeding or otherwise.

     SECTION 2.2.  SECURITY FOR OBLIGATIONS.  This Agreement (and the Security
                   ------------------------
Agreement Collateral) secures the prompt payment in full and performance when due of all and each of the Obligations of the Companies under the Credit Agreement and the other Loan Documents. In addition, all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, shall, to the extent lawful, become a part of the Obligations secured hereby.

     SECTION 2.3.  COMPANIES REMAIN LIABLE.  Anything herein to the contrary
                   -----------------------
notwithstanding:

          (a) Each of the Companies shall remain liable under all Instruments included in the Security Agreement Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

          (b) the exercise by the Agent of any rights hereunder shall not release any Company from any of its duties or obligations under any Instruments included in the Security Agreement Collateral; and

          (c) neither the Agent nor any other Secured Party shall have any obligation or liability under any Instruments included in the Security Agreement Collateral by reason of this Agreement, nor shall the Agent or any Secured Party be obligated to perform any of the obligations or duties of any Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 2.4.  SECURITY INTEREST ABSOLUTE.  All rights and security
                   --------------------------
interests of the Agent granted hereunder, and all obligations of each of the Companies hereunder, shall be absolute and unconditional, irrespective of, and shall not be impaired or affected by:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other Instrument relating to any thereof or to any of the Obligations;

          (b) any change in the corporate existence, structure or ownership of any of the Principal Companies or any of their Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any such Person or any Property of any such Person or any resulting release or discharge of any Obligation contained in the Credit Agreement or any other Loan Document;

          (c)  the failure of any Secured Party

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Company or, any other or any other Person under the provisions of the Credit Agreement or any other Loan Document or any other agreement or Instrument relating to any thereof or under any Applicable Law, or

               (ii)  to exercise any right or remedy against any Collateral;

          (d) any change in the time, manner, or place of payment of, or in any other term of all or any Obligations, or any other compromise, renewal, extension, acceleration or release with respect thereto or with respect to the Collateral, or any other amendment to, rescission, waiver or other modification of, or any consent to any departure from any of the terms, of the Credit Agreement, any other Loan Document or any other Instrument relating to any thereof;

          (e) any increase, reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, or unenforceability of, or any other event or occurrence affecting, any of the Obligations (and each of the Companies hereby waives any right to or claim of any such defense or set-off, counterclaim, recoupment or termination);

          (f) any sale, exchange, release, surrender or non-perfection of any of the Security Agreement Collateral or any other Collateral, or any release or amendment or waiver of, or any consent to any departure from, any guaranty or collateral held by the Agent or any Secured Party securing or guaranteeing all or any of the Obligations;

          (g) any defense, set-off or counterclaim which may at any time be available to or be asserted by any Company or any other Principal Company against any other Principal Company or against any Secured Party; or

          (h) any other circumstances which might otherwise constitute a suretyship or other defense available to, or a legal or equitable discharge of, any Company or any other Principal Company.

     SECTION 2.5.  ATTORNEY-IN-FACT.  Each Company hereby irrevocably appoints
                   ----------------
the Agent, and any officer or agent thereof, such Company's attorney-in-fact, with full authority in the place and stead of such Company and in the name of such Company or otherwise, from time to time in the Agent's discretion, to take any and all action and to execute any Instrument or other assurance which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Companies under Section 4.4), including,
                                                        -----------
without limitation:

          (a) while any Default or Event of Default is continuing, to obtain and adjust insurance required to be maintained by such Company pursuant to
     Section 4.3;
     -----------

          (b) while any Default or Event of Default is continuing, to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Security Agreement Collateral;

          (c) while any Default or Event of Default is continuing, to receive, endorse and collect any drafts or other instruments and chattel paper in connection with clause (a) or (b);
                     ----------    ---

          (d) while any Default or Event of Default is continuing, to execute and do all such assurances, acts and things which such Company ought to do under the covenants and provisions of this Agreement;

          (e) to take any and all such actions as the Agent may, in its sole and absolute discretion, determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Agent under this Agreement;

          (f) generally, in the name of such Company or in the name of the Collateral to exercise all or any of the powers, authorities and discretions conferred on or reserved to the Agent pursuant to this Agreement;

          (g) to maintain and preserve all of such Intellectual Property Collateral; and

          (h) to file such financing statements with respect hereto, with or without such Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate, and to execute in such Company's name such financing statements and continuation statements which may require such Company's signature.

Each Company hereby ratifies all that the Agent shall do or cause to be done by virtue hereof. Each Company hereby acknowledges, consents, and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled
                                           -------
with an interest.

     SECTION 2.6.  PROTECTION OF COLLATERAL.  The Agent may from time to time,
                   ------------------------
at its option, perform any act which any Company agrees hereunder to perform and which such Company shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given during the continuance of any Default or Event of Default), and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Security Agreement Collateral or of the security interests therein. The Agent will exercise reasonable care in the custody and preservation of the Security Agreement Collateral in its possession.

     SECTION 2.7.  AGENT HAS NO DUTY.  The powers conferred on the Agent
                   -----------------
hereunder are solely to protect its interest in the Security Agreement Collateral and shall not impose any duty upon it to exercise any such powers. Except as provided in Section 2.6, the accounting for moneys actually received
                      -----------
by it hereunder and other duties imposed by the U.C.C. upon secured creditors (unless otherwise modified hereby), the Agent shall have no duty as to any Security Agreement Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Security Agreement Collateral.

     SECTION 2.8.  CONTINUING SECURITY INTEREST; TERMINATION OF SECURITY
                   -----------------------------------------------------
INTERESTS.  This Agreement has created and shall create a continuing security
---------
interest in all of the Security Agreement Collateral and shall:

          (a) remain in full force and effect until the later of the termination of all the Commitments or the payment in full in cash of all the Obligations;

          (b) be binding upon each of the Companies and its respective successors and assigns (provided that no Company may assign any of its
                             --------
     obligations hereunder without the prior written consent of the Agent); and

          (c) inure to the benefit of the Agent and its successors, transferees and assigns.

Upon the later of the termination of all the Commitments and the payment in full in cash of all of the Obligations, the security interest granted hereby by any Company shall terminate and all rights to the Security Agreement Collateral of such Company shall revert to such Company. Upon any such termination of the security interests granted hereby, the Agent will, at the sole expense of each Company, promptly execute and deliver to such Company such Instruments and other assurances as such Company shall reasonably request to evidence such termination, including properly completed UCC-3 Financing Statements.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Each of the Companies represents and warrants to the Agent as set forth in this Article.
     -------

     SECTION 3.1.  LOCATIONS.  The chief place of business and chief executive
                   ---------
office of each of the Companies and the office where each of the Companies keeps its records concerning its Security Agreement Collateral are specified in Item A
                                                                          ------
of Attachment 1.  Each of the Companies has exclusive possession and control of
   -------------
substantially all of its Equipment and Inventory, all of which is located at the places specified in Item B and Item C, respectively, of Attachment 1. As of the
                    ------     ------                   ------------
date hereof, no Security Agreement Collateral is located at any other location, except those locations specified in Items A, B and C of Attachment 1.
                                    -------  -     -    ------------

     SECTION 3.2.  OWNERSHIP, POSSESSION, ETC.  Each of the Companies owns its
                   ---------------------  ---
Security Agreement Collateral free and clear of all Liens except for Liens permitted by Section 9.2.3 of the Credit Agreement. No effective financing
             ------- -----
statements or other Security Instruments similar in effect covering all or any part of the Security Agreement Collateral of any Company are on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement and except as described in Item D of Attachment 1.
                                                      ------    ------------
No Company does business in the United States under any trade name other than those listed in Item E of Attachment 1. No item of Security Agreement
                ------    ------------
Collateral consists of chattel paper which evidences Contract Rights, and no item of Security Agreement Collateral is evidenced by a promissory note or other Instrument.

     SECTION 3.3.  CONTRACTS, ETC.  Each Related Contract and other contract
                   --------------
(and all agreements and contract rights embodied therein) which constitutes Security Agreement Collateral has been, to the knowledge of the companies, duly authorized, executed, and delivered by the parties thereto, has not been amended or modified in any manner which would have a Materially Adverse Effect, is in full force and effect, and is binding upon and enforceable against the parties thereto in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar Applicable Laws affecting the enforceability of the rights of creditors generally. There exists no default or other condition which, after notice or lapse of time, would become a default under any such Related Contract or other contract. As to all such Related Contracts and other contracts, if any, pursuant to which any Governmental Authority is an obligor, each Company will promptly and strictly comply with all requirements of the Assignment of Claims Act of 1940 (or any similar law), and appropriately completed notices of assignment (in favor of the Agent) for all such contracts shall be delivered to the Agent.

     SECTION 3.4.  PERFECTION, ETC.  This Agreement, together with
                   ---------------

          (a) the filing of the UCC-1 Financing Statements identified in Item F
                                                                         ------
     of Attachment 1 (each of which Financing Statements is in proper form, has
        ------------
     been duly delivered to the Agent and will be filed in all appropriate filing offices immediately following the date hereof);

          (b) with respect to the United States Patent Collateral only, the registrations with the United States Patent and Trademark Office identified in Item A of Attachment 2 (which registrations have been duly made); and
        ------    ------------

          (c) with respect to the United States Trademark Collateral only, the registrations with the United States Patent and Trademark Office identified in Item C of Attachment 2 (which registrations have been duly made),
        ------    ------------

creates in the case of clauses (b) and (c) above and will create, in the case of
                       -----------     ---
clause (a) above upon the filing of the UCC-l Financing Statements in the
----------
appropriate filing offices, a valid security interest in substantially all the Security Agreement Collateral as to which a security interest may be perfected by filing, securing the Obligations, which security interest (except as to any Security Agreement Collateral in which another Person has a prior security interest pursuant to a Permitted Lien) is a first priority security interest. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken (or, in the case of clause (a) above,
                                                           ----------
will be duly taken immediately following the date hereof), provided, in the case
                                                           --------
of the Patent Collateral and Trademark Collateral, the Agent records the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office within three months of the date hereof. No authorization, approval, or other action by and no notice to or filing with, any Governmental Authority is required either for the grant by any Company of the security interest created hereby or for the execution, delivery, or performance of this Agreement by such Company, or for the perfection of such security interests created hereby, except for

          (d) the filing of the UCC-1 Financing Statements identified in Item F
                                                                         ------
     of Attachment 1, which filings will be made immediately following the date
        ------------
     hereof and the filings referred to in the foregoing clauses (b) and (c)
                                                         -----------     ---
     above, which filings have been made;

          (e) with respect to the exercise by the Agent of its rights and remedies with respect to contracts pursuant to which the United States government (or any of its agencies, departments, or instrumentalities) is the obligor, compliance with the notice provisions of the Assignment of Claims Act of 1940;

          (f) in respect of goods covered by a certificate of title, receipt by the Agent of such certificate of title indicating the security interest of the Agent on such certificate; and

          (g) with respect to the exercise by the Agent of its rights and remedies with respect to any securities, compliance with the federal and state laws affecting the offering and sale of securities.

     SECTION 3.5.  INTELLECTUAL PROPERTY COLLATERAL.  Each Company represents
                   --------------------------------
and warrants that

          (a) it is the true, lawful, and exclusive owner of the Intellectual Property Collateral referred to in Items A, C, and E (other than know-how
                                        -------  -      -
     licenses) of Attachment 2, and such Intellectual Property Collateral
                  ------------
     constitutes all the United States Intellectual Property Collateral owned by such Company;

          (b) it is a licensee under the Intellectual Property Collateral referred to in Items B and D of Attachment 2, and such Intellectual
                    -------     -    ------------
     Property Collateral constitutes all of the material Intellectual Property Collateral under which such Company is the licensee;

          (c) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

          (d) such Intellectual Property Collateral is valid and enforceable;

          (e) such Company has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including, without limitation, recordations of all of its interests in the Patents and Trademarks in the United States Patent and Trademark Office;

          (f) such Company is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral owned by such Company and, to such Company's knowledge, no claim is currently being asserted that the use of such

     Intellectual Property Collateral does or may violate the asserted rights of any third party;

          (g) such Company has performed and will continue to perform in all material respects all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect in the United States; and

          (h) such Company owns or is entitled to use by license or otherwise, all patents, trademarks, trade secrets, copyrights, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Company's business.

                                   ARTICLE IV

                                   COVENANTS
                                   ---------

     SECTION 4.1.  FURTHER ASSURANCES GENERALLY.  Each of the Companies hereby
                   ----------------------------
covenants and agrees that it will, from time to time at its own expense, promptly execute and deliver all further Instruments and other assurances and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest purported to be granted by such Company under this Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Security Agreement Collateral. Without limitation of the foregoing, such Company will, with respect to all of the following Property constituting Security Agreement Collateral:

          (a) at the request of the Agent at any time when any Event of Default is continuing, immediately mark conspicuously each document included in the Inventory, each chattel paper included in the Contract Rights, each Related Contract, each Account Receivable and each of its records pertaining to Security Agreement Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Account Receivable, document, chattel paper, Related Contract or Security Agreement Collateral is subject to the security interest granted hereby;

          (b) at the request of the Agent, if any Account Receivable shall be evidenced by a Security or chattel paper, immediately deliver and pledge to the Agent hereunder such Security or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and

          (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

Each of the Companies hereby further authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Security Agreement Collateral without the signature of such Company where permitted by Applicable Law. A copy of this Agreement shall be sufficient as a financing statement where permitted by Applicable Law. Each of the Companies will furnish to the Agent from time to time statements and schedules further identifying and describing the Security Agreement Collateral and such other reports in connection with the Security Agreement Collateral as the Agent may reasonably request, all in reasonable detail.

     SECTION 4.2.  AS TO EQUIPMENT AND INVENTORY.  Each of the Companies hereby
                   -----------------------------
covenants and agrees that it will, with respect to all of the following Property constituting Security Agreement Collateral:

          (a) keep the Equipment and Inventory (other than (i) worn-out and no longer used or useful Equipment and (ii) Inventory sold in the ordinary course of business) at the places therefor specified in Section 3.1 or,
                                                             -----------
     upon 30 days' prior written notice to the Agent, at such other places in jurisdictions where all action required by the Agent pursuant to Section
                                                                      -------
     4.1 shall have been taken with respect to the Equipment and Inventory;
     ---

          (b) cause the Equipment to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear and worn-out and no longer used or useful Equipment excepted, and shall, in the case of any loss or damage to any of the Equipment (of which notice shall be given to the Agent promptly, if such loss or damage is material) as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end;

          (c) pay promptly prior to the date they become delinquent all property and other taxes, assessments, and governmental charges or levies in the aggregate imposed upon, and all claims against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith; and

          (d) permit representatives of the Agent or BankBoston at any time upon reasonable notice during normal business hours to enter on the premises where its Security Agreement Collateral is located for the purpose of inspecting the books and records and its Security Agreement Collateral, observing its use or otherwise protecting the Agent's interests therein.

Notwithstanding the foregoing, this Section shall not be deemed, in and of
                                    -------
itself, to restrict any disposition of Property by such Company otherwise permitted under the Credit Agreement.

     SECTION 4.3.  INSURANCE.  Each of the Companies will, at its own expense,
                   ---------
maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form, and with such insurers, as shall be customary in the case of similar businesses and reasonably satisfactory to the Agent, including without limitation property and casualty insurance complying with the foregoing provisions and naming the Agent as loss payee. Each of the Companies will, if so requested by the Agent or BankBoston, deliver to the Agent and BankBoston original or duplicate policies of such insurance and, as often as the Agent or BankBoston may reasonably request, a report of a reputable insurance broker with respect to the adequacy of such insurance. Further, each of the Companies will, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies, and cause the respective insurers to acknowledge notice of such assignment. During the continuance of any Event of Default, all insurance payments otherwise payable to any Company under policies of Property damage insurance shall instead be paid to and applied by the Agent as specified in Section 5.2.
                             -----------

     SECTION 4.4.  AS TO CONTRACT RIGHTS.  Each of the Companies will, with
                   ---------------------
respect to all of the following Property constituting Security Agreement
Collateral:

          (a) keep its chief place of business and chief executive office and the office where it keeps its records concerning the Contract Rights, and all originals of all chattel paper which evidence Contract Rights, at the location therefor specified in Section 3.1 or, upon thirty (30) days' prior
                                    -----------
     written notice to the Agent, at such other locations; provided, that all
                                                           --------
     statements set forth in Section 3.4 shall be true and
                             -----------
     correct and all action required by the Agent pursuant to Section 4.1 shall
                                                              -----------
     have been taken;

          (b) hold and preserve such records and chattel paper and permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper. Unless any Event of Default is continuing and the Agent has instructed such Company otherwise, such Company shall continue to collect, at its own expense, all amounts due or to become due to such Company under the Contract Rights. In connection with such collections, such Company may take such action as such Company may deem necessary or advisable to enforce collection of the Contract Rights; provided, however, that the Agent shall have the right, at
                      --------  -------
     any time during the continuance of any Event of Default, to communicate with account debtors in order to verify with them to the Agent's reasonable satisfaction the existence, amount and terms of any Accounts Receivable or other Contract Rights, to notify the account debtors or obligors under any Accounts Receivable or other Contract Rights of the assignment of such Accounts Receivable or other Contract Rights to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Company thereunder directly to the Agent (to such account of the Agent as the Agent shall designate, which may be with BankBoston) and, upon such notification and at the expense of such Company, to enforce collection of any such Accounts Receivable or other Contract Rights, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Company might have done. During the continuance of any Event of Default and after receipt by such Company of notice from the Agent instructing such Company to comply with the following provisions of this Section 4.4(b): (i) all amounts and
                                      --------------
     proceeds (including any Instruments) received by such Company in respect of any Accounts Receivable or other Contract Rights shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Company, and shall be forthwith paid over to the Agent (to such account of the Agent as the Agent shall designate, which may be with BankBoston) in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied in accordance with
     Section 5.2; and (ii) such Company will not, without the consent of the
     -----------
     Agent, adjust, settle, or compromise the amount or payment of any Accounts Receivable or other Contract Rights, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     SECTION 4.5.  AS TO INTELLECTUAL PROPERTY COLLATERAL.  Each of the
                   --------------------------------------
Companies hereby covenants and agrees that, with respect to all of the following Property constituting Security Agreement Collateral:

          (a) such Company will not, unless such Company shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Patent Collateral is of negligible economic value to such Company, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may become abandoned or dedicated;

          (b) neither such Company nor any of its licensees will, unless such Company shall reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Trademark Collateral is of negligible economic value to such Company, (i) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (ii) fail to maintain consistent with past practices the quality of products and services offered under any of the Trademark Collateral, (iii) fail to employ any of the material Trademark Collateral with an appropriate trademark notice, (iv) adopt or use any trademark or trade name which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (v) use any of the Trademark Collateral in any manner other than the manner for which registration or application for registration of such Trademark Collateral (if any) has been made, or (vi) permit any of the Trademark Collateral to become invalidated;

          (c) such Company shall not, unless such Company shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Trade Secrets Collateral owned by such Company is of negligible economic value to such Company, or (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Trade Secrets Collateral owned by such Company may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of an unrenewable term of a registration thereof;

          (d) such Company shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of Intellectual Property Collateral may become abandoned or dedicated to the public domain or invalid or unenforceable, or of any adverse determination or development regarding such Company's ownership of any of the Intellectual Property Collateral, its right to register the same, or to keep and maintain the same;

          (e) neither such Company nor any of its agents, employees, licensees or designees will file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or any other Governmental Authority unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all Instruments as the Agent may reasonably request to evidence the Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Company relating thereto or represented thereby;

          (f) such Company will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment, or invalidation is permitted under clause (a), (b) or (c) above); and
                     ---------- ----    ---

          (g) such Company shall, contemporaneously herewith, execute and deliver to the Agent a Patent Security Agreement and a Trademark Security Agreement, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent's interest in any part of the Intellectual Property Collateral owned by such Company.

     SECTION 4.6.  DEFENSE OF AGENT'S RIGHTS.  Each of the Companies hereby
                   -------------------------
covenants and agrees that it will defend the right, title and interest of the Agent in and to the Security Agreement Collateral and in and to the proceeds and products thereof against the claims and demands of all other Persons.

     SECTION 4.7.  CONTINUOUS PERFECTION.  Each of the Companies hereby
                   ---------------------
covenants and agrees that it will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the U.C.C. (or any other then applicable provision of the U.C.C.) unless such Company shall have given the Agent at least ninety (90) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

     SECTION 4.8.  TRANSFERS AND OTHER LIENS.
                   -------------------------

          (a) Each of the Companies hereby covenants and agrees that it will not:

               (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of its Security Agreement Collateral, except for dispositions of Property permitted by Section 9.2.7 of the Credit
                                                ------- -----
          Agreement; or

               (ii) create or suffer to exist any Lien upon or with respect to any of its Security Agreement Collateral, except for (A) the security interest created by this Agreement and (B) any other Lien permitted by

          Section 9.2.3 of the Credit Agreement to attach to such Security
          ------- -----
          Agreement Collateral.

          (b) Each of the Companies hereby covenants and agrees that it will defend the right, title and interest of the Agent in and to its Security Agreement Collateral and in and to the proceeds and products thereof against the claims and demands of all other Persons.

     SECTION 4.9.  NOTICES.  Each of the Companies hereby covenants and agrees
                   -------
that it will, upon obtaining knowledge thereof, advise the Agent promptly, in reasonable detail, (a) of any Lien made or asserted against any of its Security Agreement Collateral (except for Liens permitted by Section 9.2.3 of the Credit
                                                    ------- -----
Agreement to attach to such Security Agreement Collateral), (b) of any material change in the composition of its Security Agreement Collateral, (c) of the occurrence of any other event which would have a materially adverse effect on the aggregate value of its Security Agreement Collateral or on the security interests created by it hereunder, and (d) any other matters relating to its Security Agreement Collateral that the Agent may reasonably request in writing.

                                   ARTICLE V

                                   REMEDIES
                                   --------

     SECTION 5.1.  EXERCISE.  If any Event of Default is continuing, the Agent
                   --------
may exercise in respect of all or any of the Security Agreement Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the U.C.C. (whether or not the U.C.C. applies to the affected Security Agreement Collateral) and other Applicable Law. Without limitation of the above, the Agent may, whenever an Event of Default is continuing, without (to the extent permitted by Applicable Law) notice to the Companies, take all or any of the following actions:

          (a) transfer all or any part of the Security Agreement Collateral into the name of the Agent or its nominee, with or without disclosing that such Security Agreement Collateral is subject to the Lien hereunder;

          (b) notify the parties obligated in respect of any of the Security Agreement Collateral to make payment to the Agent of any amount due or to become due thereunder;

          (c) enforce collection of any of the Security Agreement Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

          (d) endorse any checks, drafts or other writings in the name of any Company to allow collection of the Security Agreement Collateral;

          (e)  take control of any proceeds of the Security Agreement
     Collateral;

          (f) execute (in the name, place, and stead of any Company) endorsements, assignments, stock powers, and other instruments of conveyance or transfer with respect to all or any of the Security Agreement Collateral; and

          (g) generally, do all such other acts and things as may be considered incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section and which the
                                  -------

     Agent may or can do lawfully and to use the name of any Company for such purposes and in any proceedings arising therefrom.

In furtherance of, and not in limitation of, the foregoing, the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Companies or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may, whenever an Event of Default is continuing, in a commercially reasonable manner, collect, receive, appropriate and realize upon the Security Agreement Collateral, or any part thereof, and sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Security Agreement Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, at any broker's board or at any of the Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Agent upon any such sale or sales, public or private, to purchase the whole or any part of the Security Agreement Collateral so sold, free of any right or equity of redemption in any of the Companies, which right or equity is hereby expressly waived and released by each of the Companies. Unless Security Agreement Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which event no notification is required, each of the Companies agrees that the Agent need not give it more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.

     SECTION 5.2.  APPLICATION OF PROCEEDS.  All cash proceeds received by the
                   -----------------------
Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Security Agreement Collateral shall be applied by the Agent in the following order:

          (a) first, to any Person, on account of the payment of any
              -----
     Indebtedness, the payment of which shall be secured by any Lien having priority over the rights of the Agent in and to such cash proceeds;

          (b) second, to the Agent, on account of the payment of, or the
              ------
     reimbursement of the Agent for, all costs and expenses incurred or sustained by the Agent that are required by the terms of this Agreement, the Credit Agreement or any other Loan Document to be paid or reimbursed by any Principal Company; and

          (c) third, to the Secured Parties, pro rata, on account of all other
              -----                          --- ----
     Obligations due and payable to such Secured Parties.

Any surplus of such cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Company or to whomsoever else may be, lawfully entitled to receive such surplus. Each of the Companies shall remain liable for any deficiency.

     SECTION 5.3.  INDEMNITY AND EXPENSES.  Each Company hereby indemnifies and
                   ----------------------
holds harmless the Agent and the shareholders, officers, directors, employees, agents, Subsidiaries and Affiliates of the Agent, from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including the enforcement thereof), except for any portion of such claims, losses, or liabilities which a court of competent jurisdiction has found, in a final, nonappealable order, resulted solely by reason of the Agent's gross negligence or willful misconduct. Each of the Companies will, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Agent may incur in connection with:

          (a) the administration of this Agreement or any agreement or instrument relating hereto;

          (b) the removal, custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of such Company's Security Agreement Collateral;

          (c) the exercise or enforcement against such Company of any of the rights or remedies of the Agent hereunder;

          (d) the failure by such Company to perform or observe any of the provisions hereof; or

          (e) the advancement of any funds in connection with actions taken pursuant to Section 2.6.
                 -----------

     SECTION 5.4.  GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.
                   --------------------------------------------------------
For the purpose of enabling the Agent to exercise rights and remedies under

Section 5.1, and as a supplement to any other rights and remedies available to
-----------
the Agent, each of the Companies grants to the Agent an irrevocable, non-exclusive license (exercisable during and subject to the continuance of an Event of Default and without payment of royalty or other compensation to such Company) to use, license or sublicense and to change, alter or otherwise modify, any Intellectual Property Collateral now owned or hereafter acquired by such Company, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

     SECTION 5.4.  NO WAIVER; REMEDIES CUMULATIVE.  No delay, act or omission on
                   ---------  -------------------
the part of the Agent of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in a writing signed by the Agent, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege. The rights and remedies provided herein are cumulative, and not exclusive of rights and remedies which may be granted or provided by Applicable Law.

     SECTION 5.5.  MARSHALLING.  Neither the Agent nor any Secured Party shall
                   -----------
be required to marshal any present or future collateral security (including but not limited to this Agreement and the Security Agreement Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and the Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any Applicable Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other Instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     SECTION 6.1.  COLLATERAL DOCUMENT, ETC.  For all purposes of the Credit
                   ------------------------
Agreement, this Agreement is a "Collateral Document" and a "Loan Document"
                                -------------------         ---- --------
executed and delivered pursuant to the Credit Agreement, and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Credit Agreement.

     SECTION 6.2.  AMENDMENTS, ETC.  No amendment or waiver of any provision of
                   ---------------
this Agreement nor consent to any departure by any Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 6.3.  ADDRESSES FOR NOTICES.  All notices and other communications
                   ---------------------
provided for hereunder shall be in writing or by facsimile transmission and, if to any Company, addressed or delivered to it at the address set forth below its signature hereto, and if to the Agent, addressed or delivered to it at the address specified in Schedule 2 to the Credit Agreement, or as to any party at
                     -------- -
such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. Any such notices and other communications, if mailed and properly addressed with postage prepaid or if transmitted by facsimile transmission, shall be deemed given when received.

     SECTION 6.4.  CHOICE OF LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                   -------------
SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 6.5.  COUNTERPARTS; ENTIRE AGREEMENT.  This Agreement may be
                   ------------------------------
executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 6.8.  ADDITIONAL COMPANIES.  Additional Subsidiaries of View Tech,
                   --------------------
Inc. or the Borrower ("Additional Companies") may hereafter become parties to
                       --------------------
this Agreement by executing a counterpart hereof and delivering to the Agent an

Attachment I, and there shall be no need to re-execute, amend or restate this
------------
Agreement in connection therewith. Upon such execution and delivery by any Additional Company, such Additional Company shall be deemed to have made the representations and warranties set forth in Article III hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Company had executed this Agreement as of the Closing Date, and the Agent and the Secured Parties shall be entitled to all of the benefits of such Additional Company's obligations hereunder.

     SECTION 6.6.  HEADINGS.  The various headings of this Agreement are
                   --------
inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     SECTION 6.7.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY
                   --------------------
APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE AGENT AND THE COMPANIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE AGENT OR THE COMPANIES IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE COMPANIES ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 6.7 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE
                   -----------
AGENT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE AGENT OR ANY OF THE COMPANIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
                                                                        -------
6.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE AGENT AND EACH OF
---
THE COMPANIES TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.


             [Remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this SECURITY AGREEMENT to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                 USTELECENTERS, INC.


                                 By:___________________________________
                                 Title:

                                 Address:


                                 Attention:


                                 VIEW TECH, INC.


                                 By:___________________________________
                                 Title:

                                 Address:


                                 Attention:



                                 IMPERIAL BANK,
                                 AS AGENT

                                 By:___________________________________
                                 Title:

Commonwealth of Massachusetts  )
                               ) ss.
County of ________________     )

     Personally appeared before me, the undersigned, a Notary Public in and for said county, ___________________, personally known to me, who, being by me first duly sworn, declared that he is the __________________ of each of the Companies, that being duly authorized he did sign and seal said instrument as such officer of and on behalf of each such Company and that the same is each such Company's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on this _____ day of November, 1997.


                               ____________________________
                               Notary Public

                               My Commission Expires:

                               ____________________________


Commonwealth of Massachusetts  )
                               ) ss.
County of _______________      )


     Personally appeared before me, the undersigned, a Notary Public in and for said county, _____________, personally known to me, who, being by me first duly sworn, declared that he is ____________________ of Imperial Agent, that being duly authorized he did sign said instrument as such officer of and on behalf of such Agent, and that the same is such Agent's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on this _____ day of November, 1997.

                               ____________________________
                               Notary Public

                               My Commission Expires:

                               ____________________________